Exhibit 1.13

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

CDC Software Agrees to Invest and Form Strategic Relationship in

Marketbright, a Cloud-Based SaaS Marketing Automation Company

SHANGHAI, ATLANTA, April 13, 2010 — CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it has agreed to make a strategic investment in Marketbright, an on-demand software-as-as-service (SaaS) marketing automation company. In addition, CDC Software has agreed to develop a strategic relationship with Marketbright whereby both companies are expected to resell each other’s solutions and potentially expand the relationship into other strategic activities. The strategic investment in, and the formation of the strategic relationship with, Marketbright, are subject to legal review and the negotiation and execution of definitive documentation.

This partnership and investment further expands CDC Software’s rapidly growing cloud-based SaaS product portfolio and further advances its strategy to significantly increase recurring revenue over the next few years.

Marketbright provides a suite of integrated applications including campaign management, email marketing, event management, social networking, landing page creation, lead scoring, lead nurturing and membership management. The company’s investors include Greycroft Partners and Knight’s Bridge Capital Partners, among others.

As part of the strategic relationship, CDC Software is expected to serve as an original equipment manufacturer (OEM), reseller or referral partner for Marketbright’s SaaS marketing automation solutions in the U.S., Canada, EMEA, Asia/Pacific and the rest of world. In turn, Marketbright is expected to serve as an original equipment manufacturer (OEM), reseller or referral partner for CDC Pivotal CRM solutions in the U.S. and Canada. In addition, Marketbright plans to develop an integration tool for CDC Pivotal.

CDC Software and Marketbright may also expand their relationship such that Marketbright may eventually serve as an OEM and reseller for CDC Respond, a complaint management system, CDC eCommerce, an on-demand e-Commerce platform for retailers and brand manufacturers, and CDC gomembers, SaaS enterprise solutions for not-for-profit, while CDC Software will sell the Marketbright connector tool for CDC Pivotal CRM implementations.

Marketbright also is reviewing shared services with CDC Software that may include managed hosting services, customer and technical support and with CDC Global Services’ research and development and professional services operations. CDC Global Services is a business unit of CDC Software’s parent company, CDC Corporation.

“We are excited to partner with CDC Software since we believe that our products not only offer great synergies, but we can also leverage CDC Software’s extensive global technology and support infrastructure, especially their high performance offshore operations, that offer compelling economies of scale,” said Dom Lindars, CEO of Marketbright. “We expect that CDC Software’s investment in us will provide us with the opportunity to strengthen our growth, while this partnership can offer our customers complementary solutions to further add value to their businesses.”

“We believe this can be a very synergistic partnership that not only helps CDC Software expand its SaaS product line, but also potentially increase its recurring revenue,” said Jason Rushforth, senior vice president, North American CRM Sales, of CDC Software. “Marketbright’s SaaS marketing automation technology can help to further strengthen our Front Office solutions product line, and is yet another strategic move, along with our other recent SaaS acquisitions, toward reaching our goal of maintenance and SaaS recurring revenue making up 70 percent of our total revenue in the next few years.“

About Marketbright

Marketbright delivers the leading software-as-a-service marketing automation solution, enabling more than 20,000 users at companies such as TELUS, Genesys, Plantronics, Serena Software, Varonis and to make contact, manage leads and convert prospects to customers. Marketbright goes beyond the traditional marketing tools with a full suite of integrated applications including campaign management, email marketing, event management, social networking, landing page creation, lead scoring, lead nurturing and membership management. The company is privately held and headquartered in San Bruno, Calif., and can be reached at http://www.marketbright.com/, which is not part of this press release.

About CDC Software

CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and a full range of services designed to help organizations deliver a superior customer experience, while increasing efficiencies and profitability. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions including on-premise, hosted, cloud-based Software as a Service (SaaS) or blended-hybrid deployment offerings. CDC Software’s solutions include enterprise resource planning (ERP), manufacturing operations management, enterprise manufacturing intelligence, supply chain management (demand management, order management and warehouse and transportation management), e-Commerce, human capital management, customer relationship management (CRM), complaint management and aged care solutions.

CDC Software’s recent acquisitions are part of its “acquire, integrate, innovate and grow” strategy. Fueling the success of this strategy is the company’s global scalable business and technology infrastructure featuring multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China, a highly collaborative and fast product development process utilizing Agile methodologies, and a worldwide network of direct sales and channel operations. This strategy has helped CDC Software deliver innovative and industry-specific solutions to more than 6,000 customers worldwide within the manufacturing, distribution, transportation, retail, government, real estate, financial services, health care, and not-for-profit industries. For more information, please visit www.cdcsoftware.com.

About CDC Corporation

The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, and outsourced R&D and application development, CDC Games focused on online games, and China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our expectations about our investment in Marketbright, terms and completion thereof, our beliefs and expectations regarding the completion of our investment in Marketbright and the formation of our strategic relationship with

Marketbright and the expectation of entering into definitive documentation with respect thereto, our strategic relationship with Marketbright and the respective obligations and plans of each party thereunder as well as the potential benefits of such a relationship to each participant and their respective products and customers, beliefs regarding potential synergies between our products and plans for leveraging resources and technologies, expectations and beliefs about possible future growth, our beliefs about the competitive and market position of this business, our beliefs regarding technology and products, our beliefs regarding our current and future competitive market position, and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management's current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: (a) the ability to realize strategic objectives by taking advantage of market opportunities; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customer's requirements; and (h) the possibility of development or deployment difficulties or delays. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Also, the results and benefits experienced by customers and users set forth in this press release may differ from those of other users and customers. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.